UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2014

Huttig Building Products, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14982	43-0334550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Maryville University Dr., Suite 400, St. Louis, MO	63141
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (314) 216-2600

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Reinstatement of Base Salary

In November 2011, Huttig Building Products, Inc. (the “Company”), in connection with its cost containment initiatives in response to the prolonged decline in housing market activity, instituted a 10% reduction in the annual base salaries of certain employees, including each of the named executive officers.

At its meeting on September 24, 2013, the Company’s Board of Directors (the “Board”) approved a partial reinstatement of said reduction by increasing the base salaries of each of the named executive officers by 5%, effective September 23, 2013.

By written consent resolution dated June 1, 2014, the Board approved full reinstatement of the base salaries of each of the named executive officers effective June 2, 2014. The base salary for each of the Company’s named executive officers, after this salary reinstatement, is as follows:

Name	Annual Base Salary
Jon Vrabely — President and Chief Executive Officer	$400,000
Philip Keipp — Vice President and Chief Financial Officer	$250,000
Greg Gurley — Vice President, Product Management and Marketing	$225,000

The Board also approved by written consent resolution dated June 1, 2014, the execution by the Company of an amendment to Mr. Vrabely’s employment agreement to reflect the above-described salary increase.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huttig Building Products, Inc.
(Registrant)

Date: June 2, 2014	/s/ Philip W. Keipp
Philip W. Keipp
Vice President and Chief Financial Officer